EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Kisses From Italy Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 (the “Report”), I, the undersigned, in the capacity and on the date indicated below, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2022	/s/ Claudio Ferri Claudio Ferri Co-Chief Executive Officer and Chief Investment Officer (Principal Financial and Accounting Officer)